UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 27, 2008
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 27, 2008, the Board of Directors (the “Board”) of The GEO Group, Inc. (“GEO”) approved an amendment to GEO’s bylaws (as amended and restated, the “Restated Bylaws”) to revise Article X of the Restated Bylaws to provide for the issuance by GEO of uncertificated shares and to distinguish transfers of certificated shares from uncertificated shares. Pursuant to Section 501.00 of the New York Stock Exchange Listed Company Manual, issuers are required to be eligible for a direct registration program, which permits an investor’s ownership to be recorded and maintained on the issuer’s (or its transfer agent’s) books and records without the issuance of a physical stock certificate. The Restated Bylaws are effective immediately.
     The above summary of the revisions to Article X of the Restated Bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached to this report as Exhibit 3.1 and incorporated by reference herein.
Section 9 — Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.
c) Exhibits
3.1     Amended and Restated Bylaws of The GEO Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
Date: April 2, 2008	By:	/s/ John G. O’Rourke
John G. O’Rourke
Senior Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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